Exhibit 10.4

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks or underline because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

INTEGRATED MARKETING SERVICE CONTRACT

Party A:

Party B:

On the principle of equality, voluntary, mutual benefit, Party A and Party B enter into the following agreement related to Party A entrusting Party B to provide marketing integration services, which shall be followed by both parties.

I. SERVICE MATTERS

1. Party B shall provide professional promotion services for Party A, including providing integrated marketing planning plans for the products, business and brand image to be promoted by Party A or its customers. And through Party B’s professional technology in marketing, technology, data, traffic and other aspects, Party B shall provide to Party A or its customers including but not limited to: scheme planning, material production optimization, and the Internet platform selected by Party B (including but not limited to Twitter, Instagram, Meta, Youtobe, TikTok, Metaera, Coindesk, Blockbeats, Golden wealth, Block rhythm, Planet Daily, et al. The following are referred to as “platform”) for marketing content promotion and other integrated marketing services;

2. Party A agrees to entrust Party B to carry out the integrated marketing services as agreed herein, and shall pay the corresponding fees to Party B in accordance with the provisions hereof;

3. Content of the marketing promotion agreed in this Contract refers to an information technology service that displays the information of Party A, its products, customers or products on the result page of the above platform and relevant pages (collectively referred to as “Display Page”).

II. SERVICE PERIOD

1. Service term:_____________________.

2. __________month prior to the expiration of the term of this Contract, if both parties agree to renew the term, a renewal contract shall be signed separately. If both parties fail to renew the contract, this Contract shall automatically terminate on the date of expiration of the term of service.

III. TERM OF SERVICE

1. Party A has understood the service content and terms of this Contract in detail, guarantees that the information submitted by it is true and accurate, and assumes full responsibility to it. If the publicity and promotion platform requires opening an account in the name of Party A or its customer company, Party A shall provide the relevant qualification documents before the promotion and approval by Party B, Party B shall release business license, copy of identity certificate of legal person (director), power of attorney, trademark registration certificate, patent certificate and relevant industry qualification, etc., it shall provide relevant valid qualification certificates to opening the account; Party A agrees that Party B shall confirm the information by telephone, mail and other ways in accordance with the legal provisions;

2. Party A fully entrusts Party B to provide comprehensive integrated marketing services, including not limited to operate Party B’s integrate media content system, related processes, material production, account, payment and the necessary services and operations related to this Contract. Party B has the right to optimize and adjust according to the actual promotion effect, control the budget and the scope of the effect, and try its best to serve Party A;

3. After the account opening materials provided by Party A are approved by Party B, Party B shall, according to the promotion needs, contact the we-media account that meet the delivery requirements timely to help Party A to open the marketing and promotion account, and manage and optimize the account;

4. Party B promises to use its platform integration, platform user data and behavior model, for Party A to provide more intelligent integrated marketing services, targeted choice on the platform and on the time and target population, and when necessary to adjust the strategy, try its best to serve Party A’s promotion demand, implementation, supervision on the effect, to provide Party A with comprehensive technical and optimization services;

5. Party B shall complete the marketing promotion on the platform selected by Party B according to the integrated marketing plan and the promotion content confirmed by Party A; Party A shall have the right to check the publicity content on the relevant platforms and make acceptance settlement and reconciliation after Party B completes the services agreed herein;

6. Party B shall have the right to modify this Contract at any time according to changes in relevant Chinese laws and regulations, the development of the Internet, and adjustment of the company’s operation status and operation strategy. If Party A intends to continue to use the integrated marketing services provided by Party B, the latest service agreement should be carefully read and confirmed. If the dispute arises, Party A may cancel the integrated marketing services of Party B if Party A doesn’t accept the change in the service terms. If Party A continues to enjoy the service, it shall be deemed to accept the change in the service terms.

IV. PROPAGANDA CONTENT

1. Party B shall, in accordance with the integrated marketing and promotion plan confirmed by Party A or its customers, make the publicity content and materials required for the promotion for Party A, including but not limited to content introduction documents and pictures, etc., and carry out publicity and promotion on relevant platforms. The promotional content, promotion material shall be confirmed by Party A, and shall comply with the requirements of the platform, shall not violate the provisions of national policies, laws, regulations, shall not violate social order, shall not involve social sensitive issues, shall not violate the legitimate rights and interests of others, including privacy, intellectual property rights, etc.

2. If the publicity and promotion contents must go through the approval procedures of relevant government departments, Party A shall go through the formalities, and Party A shall submit the relevant approval form to Party B, and Party B shall release the promotion after receiving it.

3. If the publicity content required by Party A to promote on the platform does not meet the requirements of the platform due to Party B, Party B shall revise it until it meets the requirements of the platform.

4. The ownership of the publicity and promotion content produced by Party B in accordance with this Contract shall belong to Party A.

V. PAYMENT AND EXPENSE SETTLEMENT

1. Contract Amount: The fees shall be charged by Party B for providing integrated marketing services to Party A or its customers, with a total amount of __________________.

2. Payment: monthly, ________________on the 15th day of each month and ______________on the last day of each month.

VI. INTELLECTUAL PROPERTY RIGHTS

1. Both parties guarantee that the materials, information, and documents provided by one party to the other Party are legally obtained and will not infringe the intellectual property rights and other legitimate rights and interests, otherwise all responsibilities shall be borne by the provider. If the economic losses are caused to the other party, the provider shall be liable for compensation.

2. Both parties guarantee that one party under this Contract or allowed to use the other party of the hardware, software, program, password, trade name, technology, license, patent, trademark, technical knowledge and business process is the other party, does not produce any form of transfer, transfer or share, the party has no rights or interests.

3. If either party finds that the other party has committed the above violation of intellectual property protection, it shall have the right to require the other party to immediately stop the infringement and be liable for compensation.

VII. CONFIDENTIALITY

1. Party A and Party B shall keep confidential the confidential information of the other party obtained during the performance of this Contract. Except for the performance of this Contract, the receiver shall not disclose to any third party the confidential information of the other party (including its branches, holding company and joint venture) during the performance of the obligations under this Contract. Confidential information includes technical information and business information, which includes but is not limited to operation manual, technical scheme, engineering design, technical indicators, technical report, experimental data, work progress and related correspondence, etc. The business information includes but is not limited to the purchase plan of the receiver, the product price, the product use, the negotiation between the parties, any signed documents, including all the information contained in the contract, agreement, memorandum and order, but the corresponding information released by Party A through the marketing content shall not belong to the confidential information agreed herein.

2. Without the written consent of the other party, the Receiving Party shall not use or disclose any confidential information of the other Party beyond the purpose of the cooperation, whether the confidential information is oral or written, or in the form of disk, film or electronic parts.

3. The Receiving Party shall protect the Confidential Information of the other Party with at least the same care as protecting its own secrets and at least without reasonable care to prevent the theft of the Confidential Information or any unauthorized use, disclosure or dissemination of the Confidential Information.

4. Employees of the Receiving Party shall be limited to knowing the purpose necessary to contact the confidential information, but shall be subject to confidentiality provisions at least as strict as this Contract. If the employee of the other Party Breaches the confidentiality agreement of this Contract, the other party shall be jointly and severally liable.

5. When the other party proposes to recover the relevant materials of the confidential information, the receiving party shall return the relevant materials and their copies to the other party, or destroy the materials and their copies at the request of the other Party and provide relevant proof.

6. Unless expressly expressed, the disclosure of the other party to the receiving party under this Contract does not indicate the license or use of any patent, trademark, copyright, trade secret and other intellectual property rights granted to the recipient.

7. In the event of any breach of the above provisions, the other party shall have the right to take one or more of the following remedies according to the extent of the breach and the damage caused: termination of the cooperation between the parties; require the breaching party to compensate the other party in full according to the total contract amount; claim losses and expenses (including but not limited to attorney’s fees, investigation and evidence collection fees, etc.);

8. The confidentiality obligations of the parties hereunder shall be valid forever unless such confidential information has been fully legally disclosed or the party that discloses the information declares that the information will not be kept confidential.

VIII. LIABILITY FOR BREACH OF CONTRACT

1. If Party A overdue on the payment, Party B shall have the right to request Party A according to each overdue day to pay the 5% payable amount as liquidated damages, and Party B shall have the right to temporarily stop the service. The consequences shall be borne by Party A, Party B shall not bear any responsibility. If Party A is overdue more than 15 days, Party B shall have the right to unilaterally terminate the contract and require Party A to pay 20% of the total contract price as liquidated damages.

2. If the Contract is terminated not due to Party B’s subjective fault, or Party A unilaterally terminates this Contract in advance, the fees charged by Party B shall not be refunded. If Party A causes losses to Party B, Party A shall compensate Party B for all the actual losses.

3. If the Contract is terminated in advance due to Party B’s subjective fault, Party B shall refund the expenses corresponding to the amount of advance payment not released by Party A. If the losses occur to Party A, Party B shall also compensate Party A for all the actual losses.

IX. SPECIAL DISCLAIMER

1. Party A understand, based on the overall market interests and business needs, the media and the platform, may adjust its website service content, layout, page design and other relevant aspects irregularly (including but not limited to release location, data promotion time, etc.). If the data promotion is affected by the above-mentioned factors, Party A will give full understanding, Party B should minimize the impact to the above.

2. Party A understands that in order for the normal operation of the platform and the website, the media will shut down the website regularly or irregularly. If the marketing content under this Contract cannot be released according to the plan, Party A will give an understanding and Party B shall notify Party A within the shortest time.

3. In addition to the above circumstances, if the marketing content cannot be explained due to other reasons of the media party, Party A shall understand and Party B shall timely notify Party A and make adjustments to the delivery plan to minimize the impact.

4. Party A agrees that if Party B fails to release the marketing content as planned due to the above circumstances, it shall not be deemed to have breached the contract.

X. ANTI-CORRUPTION CLAUSE

1. The parties shall urge their employees, agents, consultants, and other personnel involved in the performance of this Contract (collectively, “interested Personnel”) to comply with all laws and regulations related to anti-bribery and anti-corruption, and shall not engage in any form that may involve bribery, corruption, extortion, occupation or other illegal acts.

2. Either party shall guarantee that the other party or the interested party of the other party is exempt from any expenditure, damage, liability, loss or expenses directly or indirectly caused by the violation of the interested Party By such party or the anti-bribery law. In case of any violation, the party shall bear the full liability for compensation to the other party.

XI. NOTICE AND SERVICE

1. All notices between the two parties shall be in writing and may be delivered by special person, registered mail, express mail, fax, E-mail, etc.

2. Both parties agree that the first of the contract determines the scope of contact, including the lawsuit when both sides send all kinds of notice, contract documents, including contract disputes related documents and legal documents, including the dispute into the civil procedure of preservation, filing, first instance, second instance, retrial and execution procedures of all judicial procedures. 3. The contact information determined by both parties in the first part hereof this Contract shall be the effective communication mode. If either party makes any change, it shall promptly notify the other party in writing. Otherwise, the service of the other party to the communication mode before the change according to the service mode agreed in herein shall still be deemed as valid service, and the adverse consequences arising therefrom shall be borne by the party who fails to timely notify the party.

XII. APPLICATION OF LAW AND DISPUTE RESOLUTION METHODS

This Contract is governed by the laws of the People’s Republic of China. Any dispute arising from this Contract or related to this Contract, the two parties shall negotiate first with the principle of mutual understanding accommodation. If no settlement can be reached through negotiation, the dispute shall be submitted to the people’s court at Party A’s location. The legal fees, litigation, preservation, security, announcement, investigation, evaluation, travel, auction, enforcement and so on all expenses shall be borne by the losing party.

XIII. OTHER AGREEMENTS

1. This Contract shall come into force upon the signing of both parties (signed by natural person, official seal or special seal of legal person or other organization for the contract). Upon mutual agreement of both parties, this Contract may be supplemented, modified, or terminated in advance.

2. To facilitate the signing in different places, the contract and confirmation letter signed by both parties by fax, electronic scanning and other data messages shall have the same legal effect; in order to implement the management of the contract, both parties shall have the obligation to exchange the original contract to the other Party By mail.

3. Any failure or delay of any party to exercise any of its rights, powers, indemnity or compensation under the Contract shall not be deemed as a waiver of such rights, indemnity or compensation. The exercise of the rights, powers, indemnification or compensation under this Contract in whole or in part shall not affect the exercise of the other rights, powers, indemnity or compensation.

4. If any content of any clause under this Contract is judged to be invalid or unenforceable, then the other contents of this clause and the other terms of this Contract shall remain in full force and effect and shall not be affected by the contents of such invalid clause.

5. The headings of each clause of the Contract are for purposes only and shall not restrict, extend or otherwise interpret the provisions of the Contract.

6. This Contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

(No text below, for the contract signing page)

Party A:	Party B:

(Seal):	(Seal):

Authorized Representative:	Authorized Representative:

Date:	Date: